                                                                      Exhibit 23


               Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Discount Auto Parts, Inc. of our report dated July 8, 1996, included in the 1996 Annual Report to Stockholders of Discount Auto Parts, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-51244) pertaining to the Discount Auto Parts, Inc. 1992 Team Members Stock Purchase Plan, in the Registration Statement (Form S-8 No. 33-55512) pertaining to the Discount Auto Parts, Inc. 1992 Stock Option Plan, in the Registration Statement (Form S-8 No. 33-84058) pertaining to the Discount Auto Parts, Inc. Non Employee Director Plan, and in the Registration Statement (Form S-8 No. 33-96326) the Discount Auto Parts, Inc. 1995 Stock Option Plan of our report dated July 8, 1996, with respect to the financial statements included in this Annual Report (Form 10-K) of Discount Auto Parts, Inc.


                                                       /s/ ERNST & YOUNG LLP

Tampa, Florida
August 20, 1996